UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017

ZIVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor, Michigan 48320

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 452-9866

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01 Other Events

As part of the terms and conditions of the Option and Collaboration Agreement ( “Agreement”) entered into on December 19, 2013, by and between ZIVO Bioscience, Inc. and a global animal health company (Collaborator), the Registrant is required to conduct a field study, with appropriate controls, to determine if the Registrant’s bioactive compounds exhibit efficacy in addressing bovine mastitis, a common condition afflicting dairy cows that results in milk production losses, as well as analytics to isolate and characterize such bioactive compounds to the satisfaction of the collaborator.

If the terms and conditions of the Agreement are met and subsequent interactions with the Collaborator result in an approved study design and pathogen selection, the Collaborator can, after the field study is completed and 90-day investigation of test results has taken place, commence to evaluate and negotiate a potential option payment to the Registrant to continue licensing deliberations or to further investigate and research the bioactive compounds.

On or about September 6, 2017, the Registrant received final study design approval from Collaborator and officially commenced work on the field study contemplated by the Agreement, also notifying its research partner, Dairy Experts LLC, of same.

On September 11, 2017, the Registrant released a Press Release dated September 11, 2017, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 – Press Release dated September 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

Date: September 11, 2017

By: /s/ PHILIP M, RICE II

Philip M. Rice, II,

Chief Financial Officer